CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Report to Shareholders of the Thrivent Financial Cash Management Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

January 21, 2016